UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 9, 2012

VOICESERVE, INC.
(Exact name of registrant as specified in charter)

Delaware	000-51882	98-0597288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Grosvenor House, 1 High Street
Middlesex HA8 7TA
England
 (Address of Principal Executive Offices)(Zip Code)

 Registrant’s telephone number, including area code: 44-208-136-6000

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 9, 2012 ,the Audit Committee of the Board of Directors of VoiceServe, Inc. (the “Company”), after consultation with management, determined that the financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2012 could no longer be relied upon.  These determinations were made during the completion of the audit process for the fiscal quarter ended September 30, 2012, in connection with the preparation of our annual report for the same period.  The Audit Committee has discussed the matters disclosed herein with MaloneBailey, LLP, our registered independent public accounting firm.

The following are a summary of the anticipated restatements:

1.
We had originally applied a 50% discount to the closing price of our common stock that was used to determine the fair value of 3,000,000 shares issued on April 20, 2012 to officers and directors of the Company.  After additional review and analysis, we now believe that this discount should not have been applied.  Accordingly, our records were adjusted to reflect the additional $486,000 in stock based compensation.

2.
We had previously not accounted for 1,800,000 shares granted but not issued to a member of the Company’s Board of Directors and to two consultants for prior services rendered of the Company on April 26, 2012. The management now believes that the issuance should be accounted for in the quarter ending June 30, 2012. The fair value of the stock was $383,400 and has been expensed for the period ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICESERVE, INC.

Date: November 14, 2012	By:	/s/ Michael Bibelman
Michael Bibelman Chief Executive Officer